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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                                   reported):
                                December 20, 2001

                                  LIQUENT, INC.
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             (Exact name of registrant as specified in its charter)



   Delaware                        0-26245                      23-2762324
   --------                        -------                      ----------
(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


         1300 Virginia Drive, Suite 125, Ft. Washington, PA       19034
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           (Address of principal executive offices)            (Zip Code)

                                 (215) 619-6000
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5. Other Events.
        ------------

Fluid Acquisition Corp., a wholly owned subsidiary of Information Holdings Inc. (NYSE: IHI), announced on December 20, 2001 that it has accepted for payment approximately 16,839,161 shares of common stock (including approximately 5,942,981 shares tendered by means of guaranteed delivery) of Liquent, Inc. ("Liquent") (Nasdaq: LQNT) at a purchase price of $2.27 per share, net to the seller in cash, in accordance with its tender offer for all outstanding shares of Liquent. As of the expiration of the tender offer at 12:00 midnight, New York City time, on Wednesday, December 19, 2001, the Liquent shares validly tendered and accepted for purchase constituted approximately 92% of the total outstanding shares of Liquent.

Information Holdings Inc. intends to merge Fluid Acquisition Corp. with and into Liquent in accordance with the merger provisions of Delaware General Corporation Law. As a result of the merger, Liquent will become a wholly owned subsidiary of IHI and each remaining outstanding share of Liquent will be converted, subject to appraisal rights, into the right to receive $2.27 in cash, without interest.

     A copy of the press release issued by Information Holdings Inc. on December 20, 2001 is included as an exhibit to this filing and is incorporated herein by reference.


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Item 7. Financial Statement and Exhibits.
        --------------------------------

     (a) Financial statements of businesses acquired.

          Not applicable.

     (b) Pro forma financial information.

          Not applicable.

     (c) Exhibits:

          99.1 Press Release dated December 20, 2001.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LIQUENT, INC.
                                        (Registrant)

Date: December 20, 2001

                                        By: /s/ Christopher Meshginpoosh
                                            ------------------------------
                                            Name:  Christopher Meshginpoosh
                                            Title: Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit                  Description
-------                  -----------
99.1                     Press Release dated December 20, 2001.


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